Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the registration statements on Form S-8 and the registration statement on Form F-3 of e-SIM Ltd. (registration numbers 333-109212 and 333-117776, respectively) of our report dated July 31, 2007, issued with respect to the consolidated financial statements of e-SIM Ltd. and filed with this Annual Report on Form 20-F for the year ended January 31, 2007, filed with the Securities and Exchange Commission.

Tel-Aviv, July 31, 2007

/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A member of Ernst & Young Global